UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2022

ARCA biopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10170 Church Ranch Way, Suite 100, Westminster, CO		80021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 940-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ABIO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 — Other Events

Item 8.01.	Other Events.

On March 31, 2022, ARCA biopharma, Inc. (“ARCA”) made the following announcements regarding clinical results from ASPEN-COVID-19 clinical trial, a 160 patient Phase 2b clinical trial evaluating rNAPc2, a highly potent and specific inhibitor of tissue factor, as a potential treatment for patients hospitalized with COVID-19. In the clinical trial, both doses of rNAPc2 demonstrated a treatment benefit for patients, however, neither dose achieved statistical significance for the primary efficacy endpoint of change in D-dimer level from Baseline to Day 8 compared to standard of care heparin.

This clinical trial used a 1:1:2 randomization between lower dose rNAPc2, higher dose rNAPc2 and standard of care heparin that was delivered in prophylactic doses in 93% of the patients. rNAPc2 patients received three sub-cutaneous (SC) doses on days 1, 3 and 5 and then received heparin beginning on day 8. This Phase 2b study was designed to understand the safety of the doses selected relative to standard of care, and to provide efficacy data that might support further study in a pivotal Phase 3 program.

For the entire cohort for pooled rNAPc2 versus heparin, in the intention to treat (ITT) population, rNAPc2 was associated with a change in D-dimer of -16.8 (-45.7, 36.8) %, P=0.41 compared to    -11.2 (-36, 34.4) %, P=0.91 in the Heparin group (between groups P=0.47). For the per protocol analysis (N=81) of the 38 rNAPc2 patients who received all three doses and remained hospitalized long enough to have the day 8 end-of-efficacy period D-dimer levels measured, there was a reduction from baseline of -28.7 (-49.1,14.0) %, P=0.23, while the Heparin group change from baseline was an increase of 1.1 (-45.2,108) %, P=0.33; between groups P=0.33.

The clinical trial statistical analysis plan called for analysis of data stratified by a modified WHO COVID-19 Severity Scale that assigned randomized patients to either Mild or Severe groups. There was an imbalance by rNAPc2 dose group between these strata with more higher dose group patients in the Severe stratum (15 vs 10 lower dose) and more higher dose in the Mild stratum. Because treatment effects were different in these strata, dose response had to be analyzed within each stratum. In the ITT analysis, WHO Mild patients (N= 84) had baseline median (IQR) D-dimer levels of 314 (206,473) D-Dimer Units (DDUs, ng/ml). D-dimer levels as percent change decreased at day 8 or hospital discharge in both the pooled high and low dose rNAPc2 arms (-32.7 (-44.7,4.3), P=0.009) and in the heparin arm (-16.8 (-36.0.0.5), P= 0.010); this decrease was statistically significant in the higher dose rNAPc2 group (-32.3 (-43.7,-2.4), P=0.016) but not in the lower dose group (-33.0 (-45.8,8.0), P=0.17). In contrast, in WHO Severe patients (N= 51, baseline DDU median 546 (318,872), P<0.0001 vs. Mild) D-dimer levels increased in the heparin group (% change 29.0 (-14.9,145), P=0.022) but did not change in the pooled rNAPc2 group (25.9 (-49.1,136), P=0.16) or in either rNAPc2 dose group (lower, -12.1(-50.2,498), P=0.84; higher, 36.8 (-41.7,136) P=0.13).

On the secondary endpoints measuring thrombotic events and time-to-recovery, there was a numerical imbalance in favor of rNAPc2 that was non-significant.

Summary efficacy results:

Change in D-dimer levels from baseline at Day 8:

-	in ITT analysis, rNAPc2 combined dose arms median reduction of 16.8%, Heparin group reduction of 11.2% (P =0.47 between groups).
-	Per protocol analysis (all 3 doses of rNAPc2 administered) reduction in D-dimer of 28.7% in rNAPc2 dose pooled group, heparin increased by 1.1% (P=0.33 between groups).
-	WHO Severe patients Heparin group increase in D-dimer by 29.0%, P=0.022 within group; rNAPc2 change by 25.9%, P=0.16 within group.

On the secondary endpoint related to eligibility for hospital discharge (Time to recovery ACTT Score), the rNAPc2 combined arms log rank hazard ratio was 0.88 (0.62,1.23) compared to heparin, representing a one-day reduction in time-to-recovery, and the thrombosis events component of the composite clinical outcome endpoint yielded nine events in the heparin group versus six in the combined rNAPc2 groups (P= 0.44); neither result was statistically significant.

Summary safety results:

rNAPc2 was well-tolerated at both doses. There were no serious treatment-related adverse events and no dose dependent increase in adverse events was observed. There was no difference between rNAPc2 and standard-of-care heparin in major or non-major clinically relevant bleeding.

The press release is furnished as Exhibit 99.1 hereto, the contents of which are incorporated herein by reference.

Caution Concerning Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act and Section 21 E of the Exchange Act. These statements include, but are not limited to, statements regarding potential future development plans for Gencaro and rNAPc2, if any, the Company’s review of strategic options, the expected features and characteristics of rNAPc2, and rNAPc2’s potential to treat COVID-19, or any other RNA virus associated disease. Such statements are based on management's current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the risks and uncertainties associated with: ARCA’s financial resources and whether they will be sufficient to meet its business objectives and operational requirements; ARCA may not be able to raise sufficient capital on acceptable terms, or at all, to continue development of rNAPc2 or Gencaro or to otherwise continue operations in the future; results of earlier clinical trials may not be confirmed in future clinical trials; the protection and market exclusivity provided by ARCA’s intellectual property; risks related to the drug discovery and the regulatory approval processes; the Company’s ability to complete a strategic transaction, and, the impact of competitive products and technological changes.  These and other factors are identified and described in more detail in ARCA’s filings with the Securities and Exchange Commission, including without limitation ARCA’s annual report on Form 10-K for the year ended December 31, 2021, and subsequent filings. ARCA disclaims any intent or obligation to update these forward-looking statements.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release titled “ARCA biopharma Reports Topline Results for ASPEN‑COVID-19 Phase 2b Clinical Trial” dated March 31, 2022.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2022

ARCA biopharma, Inc.
(Registrant)

	By:	/s/ C. Jeffrey Dekker
		Name:	C. Jeffrey Dekker
		Title:	Chief Financial Officer